                                   EXHIBIT 10

                       [LETTERHEAD OF D'ANCONA & PFLAUM]

April 22, 1998


Selected American Shares, Inc.
124 East Marcy Street
Santa Fe, New Mexico 87501

Ladies and Gentlemen:

            We have acted as counsel for Selected American Shares, Inc. (the "Fund") in connection with the registration under the Securities Act of 1933 (the "Act") of an indefinite number of shares of beneficial interest of the series of the Fund designated Selected American Shares (the "Shares") in registration statement No. 2-10699 on Form N-1A (the "Registration Statement").

            In this connection we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the Articles of Incorporation and bylaws of the Fund, actions of the Board of Directors of the Fund authorizing the issuance of shares of the Fund and the Registration Statement.

            Based on the foregoing examination, we are of the opinion that upon the issuance and delivery of the Shares of the Fund in accordance with the Articles of Incorporation and the actions of the Board of Directors authorizing the issuance of the Shares, and the receipt by the Fund of the authorized consideration therefor, the Shares so issued will be validly issued, fully paid and nonassessable.

            We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.

                                            Very truly yours,

                                            /s/ D'ANCONA & PFLAUM